Tenable Announces Third Quarter 2024 Financial Results
•Revenue of $227.1 million, up 13% year-over-year.
•Calculated current billings of $248.4 million, up 11% year-over-year.
•GAAP operating margin of (1)%; Non-GAAP operating margin of 20%.
•Net cash provided by operating activities of $54.6 million; Unlevered free cash flow of $60.8 million.
•$200 million expansion of our stock repurchase program.
COLUMBIA, Maryland, October 30, 2024 — Tenable Holdings, Inc. ("Tenable") (Nasdaq: TENB), the exposure management company, today announced financial results for the quarter ended September 30, 2024.
"We delivered strong results in Q3, surpassing expectations on both the top and bottom line," said Amit Yoran, Chairman and CEO of Tenable. "Cloud Security and Tenable One, our exposure management platform, continue to drive demand as customers increasingly focus on securing critical cloud infrastructure and assessing their overall exposures in a hybrid world."
Third Quarter 2024 Financial Highlights
•Revenue was $227.1 million, a 13% increase year-over-year.
•Calculated current billings was $248.4 million, an 11% increase year-over-year.
•GAAP loss from operations was $2.1 million, compared to $7.9 million in the third quarter of 2023.
•Non-GAAP income from operations was $45.0 million, compared to $36.6 million in the third quarter of 2023.
•GAAP net loss was $9.2 million, compared to $15.6 million in the third quarter of 2023.
•GAAP net loss per share was $0.08, compared to $0.13 in the third quarter of 2023.
•Non-GAAP net income was $39.3 million, compared to $27.7 million in the third quarter of 2023.
•Non-GAAP diluted earnings per share was $0.32, compared to $0.23 in the third quarter of 2023.
•Cash and cash equivalents and short-term investments were $548.4 million at September 30, 2024, compared to $474.0 million at December 31, 2023.
•Net cash provided by operating activities was $54.6 million, compared to $42.4 million in the third quarter of 2023.
•Unlevered free cash flow was $60.8 million, compared to $48.2 million in the third quarter of 2023.
Recent Business Highlights
•Added 386 new enterprise platform customers and 60 net new six-figure customers.
•Announced that our Board of Directors recently approved the expansion of our existing stock repurchase program, raising the existing authorization by $200 million.
•Released AI Aware, advanced detection capabilities designed to rapidly surface artificial intelligence solutions, vulnerabilities and weaknesses.
•Introduced Vulnerability Intelligence and Exposure Response, two powerful context-driven prioritization and response features that are designed to deliver actionable intelligence across IT and cloud environments.
•Extended exposure management capabilities to cloud data and AI by adding new data security posture management (DSPM) and artificial intelligence security posture management (AI-SPM) capabilities for Tenable Cloud Security.
•Launched Tenable Enclave Security, a solution that supports the needs of customers operating in highly secure environments.
•Recognized as the top performer in cloud security in the 2024 CRN Annual Report Card Awards.
Financial Outlook
For the fourth quarter of 2024, we currently expect:
•Revenue in the range of $229.0 million to $233.0 million.
•Non-GAAP income from operations in the range of $47.0 million to $49.0 million.

•Non-GAAP net income in the range of $42.0 million to $44.0 million, assuming interest expense of $7.8 million, interest income of $6.0 million and a provision for income taxes of $3.1 million.
•Non-GAAP diluted earnings per share in the range of $0.33 to $0.35.
•125.5 million diluted weighted average shares outstanding.
For the year ending December 31, 2024, we currently expect:
•Calculated current billings in the range of $957.0 million to $967.0 million.
•Revenue in the range of $893.3 million to $897.3 million.
•Non-GAAP income from operations in the range of $171.8 million to $173.8 million.
•Non-GAAP net income in the range of $149.9 million to $151.9 million, assuming interest expense of $32.1 million, interest income of $23.5 million and a provision for income taxes of $12.3 million.
•Non-GAAP diluted earnings per share in the range of $1.21 to $1.23.
•123.5 million diluted weighted average shares outstanding.
•Unlevered free cash flow in the range of $225.0 million to $235.0 million.
Conference Call Information
Tenable will host a conference call on October 30, 2024 at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the exposure management company, exposing and closing the cybersecurity gaps that erode business value, reputation and trust. The company’s AI-powered exposure management platform radically unifies security visibility, insight and action across the attack surface, equipping modern organizations to protect against attacks from IT infrastructure to cloud environments to critical infrastructure and everywhere in between. By protecting enterprises from security exposure, Tenable reduces business risk for approximately 44,000 customers around the globe. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our platform's ability to help protect enterprises from security exposure, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” "believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2023 as well as other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance the overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We include these non-GAAP financial measures to present our financial performance using a management view and because we believe that these measures provide an additional comparison of our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment and capitalized software development costs, for investment in our business and to make acquisitions. We believe that free cash flow is useful as a liquidity measure because it measures our ability to generate cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current debt obligations and future financing needs. However, given our debt obligations, non-cancelable commitments and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses, costs related to the intra-entity asset transfers resulting from the internal restructuring of legal entities, and amortization of acquired intangible assets. Acquisition-related expenses include transaction and integration expenses, as well as costs related to the intercompany transfer of acquired intellectual property. Restructuring expenses include non-ordinary course severance, employee related benefits, and other charges. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude restructuring expenses.
Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses and amortization of acquired intangible assets, including the applicable tax impacts. In addition, we exclude the tax impact and related costs of intra-entity asset transfers resulting from the internal restructuring of legal entities as well as deferred income tax benefits recognized in connection with acquisitions. We use non-GAAP net income to calculate non-GAAP earnings per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation, acquisition-related expenses and costs related to intra-entity asset transfers resulting from the internal restructuring of legal entities.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue	$227,088	$201,529	$664,290	$585,404
Cost of revenue(1)	50,499	45,754	148,229	134,774
Gross profit	176,589	155,775	516,061	450,630
Operating expenses:
Sales and marketing(1)	99,083	94,759	300,037	289,750
Research and development(1)	48,020	37,052	136,896	113,080
General and administrative(1)	31,569	31,877	92,889	85,614
Restructuring	—	—	6,070	—
Total operating expenses	178,672	163,688	535,892	488,444
Loss from operations	(2,083)	(7,913)	(19,831)	(37,814)
Interest income	5,989	7,662	17,587	19,323
Interest expense	(8,148)	(8,119)	(24,333)	(23,208)
Other income (expense), net	359	(6,502)	(858)	(7,993)
Loss before income taxes	(3,883)	(14,872)	(27,435)	(49,692)
Provision for income taxes	5,328	693	10,734	6,944
Net loss	$(9,211)	$(15,565)	$(38,169)	$(56,636)

Net loss per share, basic and diluted	$(0.08)	$(0.13)	$(0.32)	$(0.49)
Weighted-average shares used to compute net loss per share, basic and diluted	119,169	115,954	118,466	114,967
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenue	$3,216	$3,011	$9,486	$8,542
Sales and marketing	15,941	15,805	47,517	46,622
Research and development	12,435	9,242	35,395	27,871
General and administrative	10,092	8,777	30,403	25,777
Total stock-based compensation	$41,684	$36,835	$122,801	$108,812

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$312,207	$237,132
Short-term investments	236,242	236,840
Accounts receivable (net of allowance for doubtful accounts of $971 and $470 at September 30, 2024 and December 31, 2023, respectively)	192,648	220,060
Deferred commissions	49,858	49,559
Prepaid expenses and other current assets	52,575	61,882
Total current assets	843,530	805,473
Property and equipment, net	39,780	45,436
Deferred commissions (net of current portion)	64,405	72,394
Operating lease right-of-use assets	32,127	34,835
Acquired intangible assets, net	99,474	107,017
Goodwill	541,292	518,539
Other assets	13,811	23,177
Total assets	$1,634,419	$1,606,871

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$17,833	$16,941
Accrued compensation	43,040	66,492
Deferred revenue	583,940	580,779
Operating lease liabilities	6,099	5,971
Other current liabilities	6,205	5,655
Total current liabilities	657,117	675,838
Deferred revenue (net of current portion)	163,512	169,718
Term loan, net of issuance costs (net of current portion)	357,334	359,281
Operating lease liabilities (net of current portion)	43,706	48,058
Other liabilities	8,195	7,632
Total liabilities	1,229,864	1,260,527

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 121,344 and 117,504 shares issued at September 30, 2024 and December 31, 2023, respectively)	1,213	1,175
Additional paid-in capital	1,330,517	1,185,100
Treasury stock (at cost: 1,471 and 356 shares at September 30, 2024 and December 31, 2023, respectively)	(64,925)	(14,934)
Accumulated other comprehensive income	954	38
Accumulated deficit	(863,204)	(825,035)
Total stockholders’ equity	404,555	346,344
Total liabilities and stockholders’ equity	$1,634,419	$1,606,871

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(38,169)	$(56,636)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,434	18,900
Stock-based compensation	122,801	108,812
Net accretion of discounts and amortization of premiums on short-term investments	(6,141)	(5,903)
Amortization of debt issuance costs	1,003	941
(Gain) loss on other investments	(1,452)	5,000
Restructuring	4,528	—
Other	4,128	1,800
Changes in operating assets and liabilities:
Accounts receivable	26,911	9,084
Prepaid expenses and other assets	29,868	17,524
Accounts payable, accrued expenses and accrued compensation	(22,921)	447
Deferred revenue	(3,153)	16,856
Other current and noncurrent liabilities	(5,480)	(5,475)
Net cash provided by operating activities	136,357	111,350

Cash flows from investing activities:
Purchases of property and equipment	(1,924)	(1,299)
Capitalized software development costs	(5,930)	(4,707)
Purchases of short-term investments	(227,210)	(217,239)
Sales and maturities of short-term investments	234,865	242,864
Proceeds from other investments	3,512	—
Purchases of other investments	(1,250)	—
Business combinations, net of cash acquired	(29,162)	—
Net cash (used in) provided by investing activities	(27,099)	19,619

Cash flows from financing activities:
Payments on term loan	(2,813)	(2,813)
Proceeds from loan agreement	—	424
Proceeds from stock issued in connection with the employee stock purchase plan	16,262	16,224
Proceeds from the exercise of stock options	4,798	2,421
Purchase of treasury stock	(49,991)	—
Other financing activities	—	(213)
Net cash (used in) provided by financing activities	(31,744)	16,043
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2,439)	(2,562)
Net increase in cash and cash equivalents and restricted cash	75,075	144,450
Cash and cash equivalents and restricted cash at beginning of period	237,132	300,866
Cash and cash equivalents and restricted cash at end of period	$312,207	$445,316

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Subscription revenue	$208,554	$183,268	$608,727	$531,133
Perpetual license and maintenance revenue	11,769	12,200	35,941	36,535
Professional services and other revenue	6,765	6,061	19,622	17,736
Revenue(1)	$227,088	$201,529	$664,290	$585,404
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software (both recognized ratably over the subscription term and upon delivery) and cloud-based solutions and maintenance associated with perpetual licenses, represented 96% of revenue in the three and nine months ended September 30, 2024 and 95% of revenue in the three and nine months ended September 30, 2023.

Calculated Current Billings	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Revenue	$227,088	$201,529	$664,290	$585,404
Deferred revenue (current), end of period	583,940	518,372	583,940	518,372
Deferred revenue (current), beginning of period(1)	(562,587)	(495,199)	(580,887)	(502,115)
Calculated current billings	$248,441	$224,702	$667,343	$601,661
________________
(1)    Deferred revenue (current), beginning of period for the nine months ended September 30, 2024 includes $0.1 million related to acquired deferred revenue.

Remaining Performance Obligations	September 30,
(in thousands)	2024	2023
Remaining performance obligations, short-term	$592,351	$528,367
Remaining performance obligations, long-term	179,210	168,817
Remaining performance obligations	$771,561	$697,184

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$54,607	$42,411	$136,357	$111,350
Purchases of property and equipment	(733)	(201)	(1,924)	(1,299)
Capitalized software development costs	(1,163)	(1,894)	(5,930)	(4,707)
Free cash flow(1)	52,711	40,316	128,503	105,344
Cash paid for interest and other financing costs	8,055	7,843	23,505	26,786
Unlevered free cash flow(1)	$60,766	$48,159	$152,008	$132,130
________________
(1)    Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Employee stock purchase plan activity	$(3,653)	$(2,236)	$(6,283)	$(2,507)
Acquisition-related expenses	(663)	(571)	(1,326)	(830)
Restructuring	(492)	—	(5,911)	—

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2024	2023	2024	2023
Loss from operations	$(2,083)	$(7,913)	$(19,831)	$(37,814)
Stock-based compensation	41,684	36,835	122,801	108,812
Acquisition-related expenses	360	4,598	1,284	4,728
Restructuring	—	—	6,070	—
Amortization of acquired intangible assets	5,014	3,055	14,443	9,208
Non-GAAP income from operations	$44,975	$36,575	$124,767	$84,934
Operating margin	(1)%	(4)%	(3)%	(6)%
Non-GAAP operating margin	20%	18%	19%	15%

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Net loss	$(9,211)	$(15,565)	$(38,169)	$(56,636)
Stock-based compensation	41,684	36,835	122,801	108,812
Tax impact of stock-based compensation(1)	1,528	(1,207)	1,626	1,046
Acquisition-related expenses(2)	360	4,598	1,284	4,728
Restructuring(2)	—	—	6,070	—
Amortization of acquired intangible assets(3)	5,014	3,055	14,443	9,208
Tax impact of acquisitions	(52)	(48)	(130)	(161)
Non-GAAP net income	$39,323	$27,668	$107,925	$66,997

Net loss per share, diluted	$(0.08)	$(0.13)	$(0.32)	$(0.49)
Stock-based compensation	0.35	0.32	1.04	0.94
Tax impact of stock-based compensation(1)	0.01	(0.01)	0.01	0.01
Acquisition-related expenses(2)	0.01	0.04	0.01	0.04
Restructuring(2)	—	—	0.05	—
Amortization of acquired intangible assets(3)	0.04	0.02	0.12	0.08
Tax impact of acquisitions	—	—	—	—
Adjustment to diluted earnings per share(4)	(0.01)	(0.01)	(0.03)	(0.02)
Non-GAAP earnings per share, diluted	$0.32	$0.23	$0.88	$0.56

Weighted-average shares used to compute GAAP net loss per share, diluted	119,169	115,954	118,466	114,967

Weighted-average shares used to compute non-GAAP earnings per share, diluted	123,288	121,473	123,206	120,273
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses and restructuring are not material.
(3)    The tax impact of the amortization of acquired intangible assets is included in the tax impact of acquisitions.
(4)    An adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2024	2023	2024	2023
Gross profit	$176,589	$155,775	$516,061	$450,630
Stock-based compensation	3,216	3,011	9,486	8,542
Amortization of acquired intangible assets	5,014	3,055	14,443	9,208
Non-GAAP gross profit	$184,819	$161,841	$539,990	$468,380
Gross margin	78%	77%	78%	77%
Non-GAAP gross margin	81%	80%	81%	80%

Non-GAAP Sales and Marketing Expense	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2024	2023	2024	2023
Sales and marketing expense	$99,083	$94,759	$300,037	$289,750
Less: Stock-based compensation	15,941	15,805	47,517	46,622
Less: Acquisition-related expenses	3	—	52	—
Non-GAAP sales and marketing expense	$83,139	$78,954	$252,468	$243,128
Non-GAAP sales and marketing expense % of revenue	37%	39%	38%	42%

Non-GAAP Research and Development Expense	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2024	2023	2024	2023
Research and development expense	$48,020	$37,052	$136,896	$113,080
Less: Stock-based compensation	12,435	9,242	35,395	27,871
Less: Acquisition-related expenses	—	—	(20)	—
Non-GAAP research and development expense	$35,585	$27,810	$101,521	$85,209
Non-GAAP research and development expense % of revenue	16%	14%	15%	15%

Non-GAAP General and Administrative Expense	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2024	2023	2024	2023
General and administrative expense	$31,569	$31,877	$92,889	$85,614
Less: Stock-based compensation	10,092	8,777	30,403	25,777
Less: Acquisition-related expenses	357	4,598	1,252	4,728
Non-GAAP general and administrative expense	$21,120	$18,502	$61,234	$55,109
Non-GAAP general and administrative expense % of revenue	9%	9%	9%	9%
The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income, non-GAAP earnings per share, free cash flow and unlevered free cash flow are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ending December 31, 2024		Year Ending December 31, 2024
(in millions)	Low	High	Low	High
Forecasted income (loss) from operations	$0.6	$2.6	$(19.2)	$(17.2)
Forecasted stock-based compensation	41.3	41.3	164.1	164.1
Forecasted acquisition-related expenses	—	—	1.3	1.3
Forecasted restructuring	—	—	6.1	6.1
Forecasted amortization of acquired intangible assets	5.1	5.1	19.5	19.5
Forecasted non-GAAP income from operations	$47.0	$49.0	$171.8	$173.8

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending December 31, 2024		Year Ending December 31, 2024
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss(1)	$(6.2)	$(4.2)	$(44.4)	$(42.4)
Forecasted stock-based compensation	41.3	41.3	164.1	164.1
Forecasted tax impact of stock-based compensation	1.9	1.9	3.5	3.5
Forecasted acquisition-related expenses	—	—	1.3	1.3
Forecasted restructuring	—	—	6.1	6.1
Forecasted amortization of acquired intangible assets	5.1	5.1	19.5	19.5
Forecasted tax impact of acquisitions	(0.1)	(0.1)	(0.2)	(0.2)
Forecasted non-GAAP net income	$42.0	$44.0	$149.9	$151.9

Forecasted net loss per share, diluted(1)	$(0.05)	$(0.04)	$(0.37)	$(0.36)
Forecasted stock-based compensation	0.34	0.34	1.38	1.38
Forecasted tax impact of stock-based compensation	0.02	0.02	0.03	0.03
Forecasted acquisition-related expenses	—	—	0.01	0.01
Forecasted restructuring	—	—	0.05	0.05
Forecasted amortization of acquired intangible assets	0.04	0.04	0.16	0.16
Forecasted tax impact of acquisitions	—	—	—	—
Adjustment to diluted earnings per share(2)	(0.02)	(0.01)	(0.05)	(0.04)
Forecasted non-GAAP earnings per share, diluted	$0.33	$0.35	$1.21	$1.23

Forecasted weighted-average shares used to compute GAAP net loss per share, diluted	120.0	120.0	119.0	119.0
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	125.5	125.5	123.5	123.5
________________
(1)    The forecasted GAAP net loss assumes income tax expense of $4.9 million and $15.6 million in the three months and year ending December 31, 2024, respectively.
(2)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Forecasted Free Cash Flow and Unlevered Free Cash Flow	Year Ending December 31, 2024
(in millions)	Low	High
Forecasted net cash provided by operating activities	$206.7	$216.7
Forecasted purchases of property and equipment	(5.9)	(5.9)
Forecasted capitalized software development costs	(6.7)	(6.7)
Forecasted free cash flow	194.1	204.1
Forecasted cash paid for interest and other financing costs	30.9	30.9
Forecasted unlevered free cash flow	$225.0	$235.0